GUARANTEED INCOME LATER RIDER


Rider Date:  [February 1, 2006]

This rider is made a part of the Contract to which it is attached. Except as stated in this rider, it is subject to the provisions contained in the Contract. Coverage under this rider begins on the Rider Date as shown above.

This optional rider provides that variable Periodic Income Payments payable under the Variable Annuity Payment Option Rider are guaranteed not to fall below the Guaranteed Income Benefit. If this Rider is issued in connection with a Qualified Plan, Periodic Income Payments must begin prior to the Annuitant's [76th] birthday.

An election of the variable Periodic Income Payments payable under the Variable Annuity Payment Option Rider and the Guaranteed Income Benefit provided under this rider may not be made before the first anniversary of the Rider Date.


                                   Definitions

Benefit Year
Each consecutive 12 month period from the Rider Date or the date of any Owner elected reset of the Income Base, if applicable.


Future Income Base
A reference value used as the basis to determine the Income Base at the end of each Waiting Period.


Guaranteed Income Benefit
The minimum amount payable for each Periodic Income Payment made under a Variable Annuity Payment Option Rider.


Gross Purchase Payment
Each Purchase Payment made, without regard to any applicable deductions, plus any Bonus Credit.


Income Base
The minimum amount used to determine the Guaranteed Income Benefit provided under this rider. The Income Base is also used to calculate the charge for this rider.


Step-up Date
The date on which an Automatic Step-up of the Guaranteed Income Benefit occurs. For Non-qualified contracts, it is the Valuation Date of each consecutive [3 year] period measured from the date a Step-up Period begins. For Qualified contracts, it is the Valuation Date of the first Periodic Income Payment date in the calendar year of every [3 year] period measured from the date a Step-up Period begins.


Step-up Period
Each [fifteen year] period during which the Guaranteed Income Benefit will automatically reset. The initial Step-up Period begins on the Valuation Date of the Periodic Income Commencement Date anniversary immediately following the Rider Date.


Waiting Period
Each consecutive [3 year] period from the Rider Date or the date of any Owner elected reset of the Income base, if applicable.


Withdrawal
The gross amount of a withdrawal before any applicable charges and/or Interest Adjustment/Market Value Adjustment.


                            Guaranteed Income Benefit

If this rider is in effect on the Valuation Date the Periodic Income Payment is determined, then the Guaranteed Income Benefit will be equal to the greater of:
        a.   the Contract Value on the Periodic Income Commencement Date; or
        b.   the Income Base,

divided by 1000 and multiplied by the annuity rate per $1000 as shown in the Guaranteed Income Benefit Table, for the age and sex of the Annuitant (and Secondary Life, if applicable).

On each subsequent Valuation Date that a Periodic Income Payment under the Variable Annuity Payment Option Rider is determined, then the amount that will be paid will be the greater of:

        a.   the Periodic Income Payment; or
        b.   the Guaranteed Income Benefit.

Automatic Step-up of the Guaranteed Income Benefit
On each Step-up Date, the Guaranteed Income Benefit will automatically step-up to the greater of:

        a.   [75%] of the Periodic Income Payment; or
        b. the Guaranteed Income Benefit on the Valuation Date immediately prior to the Step-up Date.

The Owner may elect a new Step-up Period by Written Request as long as the Annuitant and / or the Secondary Life, if applicable, is still living. If the Written Request is received by LNL at least 30 days prior to the end of a Step-up Period, a new Step-up Period will begin on the date the then current Step-up Period ends. If the Written Request is received by LNL less than 30 days prior to the end of a Step-up Period, the new Step-up Period will begin on the next Periodic Income Commencement Date anniversary Valuation Date following receipt of the request.


Effect of Guaranteed Income Benefit during Access Period
During the Access Period, payment of the Guaranteed Income Benefit reduces the Account Value. If such payment reduces the Account Value to zero, the Access Period will end and the Lifetime Income Period will begin on the Valuation Date the Account Value equals zero. Each subsequent Periodic Income Payment during the Lifetime Income Period will be equal to the Guaranteed Income Benefit.


Effect of Guaranteed Income Benefit during Lifetime Income Period
During the Lifetime Income Period, if a Periodic Income Payment is less than the Guaranteed Income Benefit, the excess of the Guaranteed Income Benefit over the Periodic Income Payment will reduce the number of Annuity Units per Variable Subaccount payable in each subsequent Periodic Income Payment. The reduction to the number of Annuity Units per payment will be determined by first dividing `a' by `b' where:

        a. is the amount of the excess of the Guaranteed Income Benefit over the Periodic Income Payment; and
        b.  is the applicable annuity factor;

and then dividing this result by the Annuity Unit value as of the Valuation Date of the Periodic Income Payment.

If payment of the Guaranteed Income Benefit reduces the number of Annuity Units per payment to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period will be equal to the Guaranteed Income Benefit.


Adjustments to the Guaranteed Income Benefit
Each Withdrawal will reduce the Guaranteed Income Benefit in the same proportion as the amount withdrawn reduces the Account Value on the Valuation Date of the Withdrawal.

An increase in the length of the Access Period will decrease the Guaranteed Income Benefit in the same proportion as the Periodic Income Payment decreases. Any such change will be effective on the Valuation Date of the next Periodic Income Commencement Date anniversary. Any increase in the length of the Access Period is subject to a [5 year] minimum increase.


Additional Purchase Payments
While this rider is in effect, additional Purchase Payments to the Contract may not be made after the Periodic Income Commencement Date.


                                   Income Base

The Income Base is used to calculate the Guaranteed Income Benefit. On the Rider Date, the Income Base is determined by `a' or `b' where:

     a. If the Rider Date is also the Contract Date, then the Income Base equals the gross Purchase Payments.
     b. If the Rider Date is later than the Contract Date, then the Income Base equals the Contract Value on the Rider Date.


Adjustments to Income Base
Any additional Gross Purchase Payment will increase the Income Base by the amount of such Gross Purchase Payment on the Valuation Date it is received by LNL.

Each Withdrawal from the Contract will reduce the Income Base in the same proportion as the amount withdrawn reduces the Contract Value on the Valuation Date of the Withdrawal.


                               Future Income Base

The Future Income Base is a reference value used during a Waiting Period. At the end of each Waiting Period, the Income Base is set equal to the Future Income Base.


Future Income Base during initial Waiting Period
During the initial Waiting Period, the Future Income Base is subject to the Maximum Income Base described below and is determined by `a' or `b' where:

     a. If the Rider Date is also the Contract Date, then the Future Income Base will equal [115%] of the Gross Purchase Payments made within [90] days of the Contract Date;

     b. If the Rider Date is later than the Contract Date, then the Future Income Base will equal [115%] of the Contract Value on the Rider Date, plus [115%] of any Gross Purchase Payments made after the Rider Date but within [90] days of the Contract Date.


Future Income Base during a subsequent Waiting Period
In the event of an Owner elected reset of the Income Base, the Future Income Base will equal [115%] of the Contract Value on the date of the reset. Otherwise, during a subsequent Waiting Period, the Future Income Base will be equal to [115%] of the amount of the Future Income Base at the end of the most recent Waiting Period adjusted as described below. Such Future Income Base amounts are subject to the Maximum Income Base.


Adjustments to Future Income Base
Any additional Gross Purchase Payment made after [90] days from the Contract Date will increase the Future Income Base, subject to the Maximum Income Base, by the result of `a' plus `b' multiplied by `c', where:

     a.   is the additional Gross Purchase Payment;
     b.   is [15%] of the additional Gross Purchase Payment; and
     c. is the ratio of whole years remaining in the current Waiting Period to [3 years].

Each Withdrawal from the Contract will reduce the Future Income Base in the same proportion as the amount withdrawn reduces the Contract Value on the Valuation Date of the Withdrawal.


                               Maximum Income Base

Prior to an Owner elected reset of the Income Base, the Maximum Income Base is equal to the lesser of `a' or `b', where:

     a.   is [200%] of the Income Base on the Rider Date.
     b.   is $10,000,000.

Upon an Owner elected reset of the Income Base, the Maximum Income Base is equal to the greater of `a' or `b', subject to a maximum of $10,000,000, where:

     a.   is Maximum Income Base prior to the reset.
     b. is [200%] of the Contract Value on the Valuation Date of the Owner elected reset.


Adjustments to Maximum Income Base
The Maximum Income Base will be increased by [200%] of any additional Gross Purchase Payments. Each Withdrawal from the Contract will reduce the Maximum Income Base in the same proportion as the amount withdrawn reduces the Contract Value on the Valuation Date of the Withdrawal.


                            Reset of the Income Base

Any Owner or the spouse of the Owner as the Beneficiary who has assumed ownership of the Contract may elect to reset the Income Base any time after the initial Waiting Period following the Rider Date or a reset of the Income Base. Upon election to reset the Income Base, a new Waiting Period will begin. Election to reset the Income Base is subject to each of the following conditions:

     a.   The annuitant is under the age of [81].
     b.   A Written Request to reset the Income Base is sent to LNL.

The Income Base will then equal the Contract Value on the Valuation Date of the Income Base reset, subject to the Maximum Income Base.

LNL may restrict Owner elections to reset the Income Base to Benefit Year anniversaries. Written request of the election must be sent to LNL at least 30 days prior to the Benefit Year anniversary on which the Owner wishes to elect a reset of the Income Base.


                                  Rider Charge

The initial annual Rider Charge is [0.50%] subject to a guaranteed maximum charge of [1.50%].

Prior to the Periodic Income Commencement Date, the quarterly Rider Charge is the annual Rider Charge divided by [four]. The quarterly Rider Charge is multiplied by the Income Base when it is deducted from the Contract Value every [third month] following the later of the Rider Date or the most recent reset of the Income Base. On the Periodic Income Commencement Date, a pro-rata Rider Charge amount will be deducted from the Contract Value.

If the Owner elects to reset the Income Base, LNL may change the Rider Charge subject to the guaranteed maximum rider charge. Any change to the Rider Charge will be effective on the Valuation Date of such reset. On the Periodic Income Commencement Date, a pro-rata Rider Charge amount will be deducted from the Contract Value.

On and after the Periodic Income Commencement Date, the annual Rider Charge will be added to the mortality and expense risk charge of the contract. If the Owner elects a new Step-up Period, LNL may change the Rider Charge subject to the guaranteed maximum rider charge. Any change to the Rider Charge will be effective on the Valuation Date the new Step-up Period begins.


                                Rider Termination

Termination of this rider due to any of any of the following events will be effective on the Valuation Date on which such event occurs:

        a.   termination of the Contract to which this rider is attached;
        b. change of the Owner or Annuitant(s) named on this Contract as of the Rider Date, except when the Contract is assumed by the spouse as the beneficiary upon the death of the original Owner and such spouse is then named the Annuitant;
        c. upon the death of the Annuitant prior to the Periodic Income Commencement Date, except when the Contract is assumed by the spouse as the beneficiary upon the death of the original Owner and such spouse is named the Annuitant;
        d. upon death of the Annuitant, or upon the later of the death of the Annuitant or Secondary Life if a joint payout was elected, on or after the Periodic Income Commencement Date; and
        e. upon Written Request from the Owner after the initial Waiting Period following election of this rider or a reset of the Income Base, but prior to the Periodic Income Commencement Date.

On and after the Periodic Income Commencement Date, termination of this rider due to any of the following events will be effective on the Valuation Date of the Periodic Income Commencement Date anniversary following such event:

        a.   a decrease in the length of the Access Period;
        b.   a change in the Periodic Income Payment Mode; and
        c.   or upon Written Request from Owner.

Prior to the Periodic Income Commencement Date, a pro-rata amount of the Rider Charge will be deducted upon termination of this rider for any reason, other than death.



                   The Lincoln National Life Insurance Company

                                        /s/John H. Gotta
                                           President

                         Guaranteed Income Benefit Table
                  Under a Variable Annuity Payment Option Rider
                      With a 4.0% Assumed Investment Return
              1983 'a' Individual Annuity Mortality Table, modified

------------------------------------------------------------------------------------------------------------------------------------
                 Dollar Amount Of First Monthly Payment Which Is
                       Purchased With Each $1,000 Applied
------------------------------------------------------------------------------------------------------------------------------------
                              Single Life Annuities
------------------ --------------------------- ---------------------------- ---------------------------- ---------------------------
       Age           15 Year Access Period        20 Year Access Period        25 Year Access Period       30 Year Access Period
------------------ --------------------------- ---------------------------- ---------------------------- ---------------------------
                       Male         Female         Male          Female         Male         Female          Male         Female
------------------ ------------- ------------- -------------- ------------- ------------- -------------- ------------- -------------
       60               --             --            --             --           --            --           $ 3.26        $ 3.23
       61               --             --            --             --           --            --           $ 3.27        $ 3.24
       62               --             --            --             --           --            --           $ 3.28        $ 3.26
       63               --             --            --             --           --            --           $ 3.30        $ 3.27
       64               --             --            --             --           --            --           $ 3.31        $ 3.29

       65               --             --            --             --         $ 3.51        $ 3.47         $ 3.32        $ 3.30
       66               --             --            --             --         $ 3.53        $ 3.49         $ 3.33        $ 3.31
       67               --             --            --             --         $ 3.55        $ 3.51         $ 3.35        $ 3.33
       68               --             --            --             --         $ 3.57        $ 3.53         $ 3.36        $ 3.34
       69               --             --            --             --         $ 3.58        $ 3.55         $ 3.38        $ 3.36

       70               --             --         $ 3.88         $ 3.82        $ 3.60        $ 3.57         $ 3.39        $ 3.38
       71               --             --         $ 3.91         $ 3.85        $ 3.62        $ 3.59         $ 3.40        $ 3.39
       72               --             --         $ 3.93         $ 3.88        $ 3.64        $ 3.61         $ 3.41        $ 3.40
       73               --             --         $ 3.96         $ 3.91        $ 3.66        $ 3.63         $ 3.42        $ 3.41
       74               --             --         $ 3.99         $ 3.94        $ 3.68        $ 3.66         $ 3.43        $ 3.42

       75             $ 4.44        $ 4.35        $ 4.01         $ 3.97        $ 3.71        $ 3.68         $ 3.44        $ 3.43
------------------ ------------- ------------- -------------- ------------- ------------- -------------- ------------- -------------

------------------------------------------------------------------------------------------------------------------------------------
                      Joint And Full To Survivor Annuities
------------------------------------------------------------------------------------------------------------------------------------
          Joint                     15 Year                   20 Year                   25 Year                    30 Year
           Age                   Access Period             Access Period             Access Period              Access Period
--------------------------- ------------------------- ------------------------- ------------------------- --------------------------
            60                         --                         --                       --                      $ 3.15
            61                         --                         --                       --                      $ 3.16
            62                         --                         --                       --                      $ 3.18
            63                         --                         --                       --                      $ 3.20
            64                         --                         --                       --                      $ 3.22

            65                         --                         --                     $ 3.36                    $ 3.23
            66                         --                         --                     $ 3.38                    $ 3.25
            67                         --                         --                     $ 3.41                    $ 3.27
            68                         --                         --                     $ 3.43                    $ 3.29
            69                         --                         --                     $ 3.45                    $ 3.31

            70                         --                      $ 3.65                    $ 3.48                    $ 3.33
            71                         --                      $ 3.69                    $ 3.50                    $ 3.34
            72                         --                      $ 3.72                    $ 3.53                    $ 3.36
            73                         --                      $ 3.76                    $ 3.55                    $ 3.37
            74                         --                      $ 3.79                    $ 3.58                    $ 3.38

            75                       $ 4.09                    $ 3.83                    $ 3.61                    $ 3.40
--------------------------- ------------------------- ------------------------- ------------------------- --------------------------

------------------------------------------------------------------------------------------------------------------------------------
                              Age Adjustment Table
------------------------------------------------------------------------------------------------------------------------------------
Year of Birth                        Adjustment to Age                    Year of Birth                       Adjustment to Age
-------------                        -----------------                    -------------                       -----------------
--------------------------------- ------------------------- ------------- ------------------------------- --------------------------
Before 1940                                   0                           1970-1979                                  -4
1940-1949                                    -1                           1980-1989                                  -5
1950-1959                                    -2                           1990-1999                                  -6
1960-1969                                    -3                           2000-2009                                  -7
                                                                          2010-2019                                  -8
--------------------------------- ------------------------- ------------- ------------------------------- --------------------------


4LATER 2/06